MEMBERSHIP INTEREST PURCHASE AGREEMENT

MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") dated July 21, 2020, by and between Adara Enterprises Corp., a Delaware corporation (the "Seller") and GEH Sports LLC, a Delaware limited liability company (the "Buyer").

WHEREAS, the Seller owns all of the issued and outstanding membership interests (the "Membership Interests") in Adara Asset Management, a Delaware limited liability company (the "Company");

WHEREAS, the Seller has caused the Company to assume liability for payment of all amounts due under those Promissory Notes issued by Seller, both originally dated as of September 30, 2019, in the amount of $9 million and in the amount of $4 million, respectively, and originally held by Glassbridge Enterprises, Inc., as the same were amended on the date hereof;

WHEREAS, the Seller desires to sell all of Membership Interests (the "Membership Interests") to the Buyer, and the Buyer desires to purchase the Membership Interests from the Seller, subject to the terms and conditions set forth in this Agreement; and

WHEREAS, upon execution of this Agreement, the Buyer shall become the sole member of the Company, subject to the terms and conditions thereof.

NOW THEREFORE, in consideration of the foregoing premises and the covenants and mutual agreements of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

DEFINITIONS

When used herein, the terms set forth below have the meanings indicated or referenced below. In this Agreement, use of the singular or the plural includes both the singular and the plural unless the context clearly indicates that only the singular or only the plural is intended.

"Affiliate" of any Person means any other Person that controls, is controlled by or is under common control with such Person.

"Indebtedness" means, with respect to any Person, all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments.

"Governmental Entity" means any government or agency, district, bureau, board, commission, court, department, official, political subdivision, tribunal, taxing authority or other instrumentality of any government, whether federal, state or local, domestic or foreign.

"Law" means any domestic or foreign, federal, state or local law, statute, ordinance, code, rule, or regulation or common law.

"Order" means any decree, injunction, judgment, order, award, ruling, assessment or writ by a court, administrative agency, other Governmental Entity, arbitrator or arbitration panel.

"Person" means an individual, firm, corporation, partnership, limited liability company, joint venture, association, joint stock company, a trust, unincorporated organization or other entity or governmental authority and will include any successor (by merger or otherwise) of such Person.

ARTICLE I– PURCHASE AND SALE

Section 1.1 Purchase and Sale of Interests. On the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties contained herein, the Seller hereby sells, conveys, transfers and delivers to the Buyer, and the Buyer hereby purchases from the Seller, the Membership Interests.

Section 1.2 Purchase Price and Payment. The purchase price (the "Purchase Price") for the Membership Interests shall be $1.00. The Buyer shall pay to the Seller the Purchase Price in cash at Closing by wire transfer of immediately available funds.

Section 1.3 Closing. The closing (the "Closing") of the purchase and sale of the Membership Interests shall take place (a) at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, or (b) remotely by electronic or facsimile transmissions, in either case, on the date hereof at 10:00 a.m., or at such other date, time or place as the parties hereto may agree, including by conference call (the date and time at which the Closing is actually held being the "Closing Date").

ARTICLE II – REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller represents and warrants to the Buyer as follows:

Section 2.1 Authorization. Seller has full power and authority to enter into this Agreement and to perform its obligations hereunder. As of the Closing, all actions on the part of Seller necessary for the execution and delivery of this Agreement and the consummation by Seller of the transactions contemplated hereby shall have been taken. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligations of Seller, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditor's rights generally or by general equitable principles.

Section 2.2 Ownership of Membership Interests. As of immediately prior to the Closing, Seller is the sole record and beneficial owner of the Membership Interests. Seller has good and valid title to the Membership Interests being sold by it hereunder, and, upon the transfer of such Membership Interests in accordance with this Agreement, Buyer will receive good and valid title to the Membership Interests being sold by Seller hereunder, free and clear of any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than those imposed by applicable securities laws.

Section 2.3 Non-Contravention. The execution, delivery and performance by Seller of this Agreement does not and will not contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon Seller or any of its assets or properties.

Section 2.4 Legal Proceedings. There are no legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for taxes pending against or, to

the knowledge of Seller, threatened against or affecting, the Seller or any of his assets or properties, before any court, Governmental Entity or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. There are no outstanding judgments against the Seller.

Section 2.5 Indebtedness. Schedule 2.5 to this Agreement sets forth a correct and complete listing, as of the date of this Agreement, of all Indebtedness of the Company.

Section 2.6 Consents. There are no contracts binding upon the Seller, or by which any of the Membership Interests are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

Section 2.7 Broker. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Buyer upon consummation of the transactions contemplated by this Agreement.

ARTICLE III – REPRESENTATIONS AND WARRANTIES OF THE BUYER

Buyer represents and warrants to the Seller as follows:

Section 3.1 Authorization. Buyer has full power and authority to enter into this Agreement and to perform his obligations hereunder. As of the Closing, all actions on the part of Buyer necessary for the execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby shall have been taken. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligations of Buyer, enforceable against him in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditor's rights generally or by general equitable principles.

Section 3.2 Non-Contravention. The execution, delivery and performance by Buyer of this Agreement does not and will not contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon Buyer or any of his assets or properties.

Section 3.3 Consents. There are no contracts binding upon the Buyer requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.4 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller upon consummation of the transactions contemplated by this Agreement.

ARTICLE IV – INDEMNIFICATION; REMEDIES

Section 4.1 Indemnification of Buyer. Seller hereby agrees to indemnify and hold harmless Buyer or any of his heirs or permitted assigns (the "Buyer Indemnitees") against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual

costs of investigation and attorneys' fees and other costs and expenses) (all of the foregoing collectively, "Losses") incurred or sustained by Buyer Indemnitee as a result of any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of Buyer contained herein.

Section 4.3 Indemnification of Seller. Buyer hereby agrees to indemnify and hold harmless Seller or any of his heirs or permitted assigns (the "Seller Indemnitees") against and in respect of any Losses incurred or sustained by Seller Indemnitee as a result of any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of Buyer contained herein.

Section 4.4 Procedure for Indemnification. Each Person entitled to indemnification under this article (the "Indemnified Party") shall give notice to the Person required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably delayed or withheld); and, provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this article, except to the extent that such failure to give notice materially prejudices the Indemnifying Party; and provided, further, that the Indemnifying Party shall have acknowledged that one or more of the claims as to which indemnity may be sought are the subject of indemnification hereunder. The Indemnified Party may participate in such defense at such party's expense, provided, however, that the Indemnified Party may retain its own counsel (at the Indemnifying Party's expense) and thereafter control such defense if (a) the Indemnifying Party shall have failed promptly to assume and thereafter vigorously conduct such defense or (b) if representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement unless the settlement or judgement provides solely for monetary damages that will be paid in full by the Indemnifying Party and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. No Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent, not to be unreasonably withheld, of the Indemnifying Party, unless the Indemnifying Party shall have failed to elect to control the defense of a claim within ten days following its receipt of notice from the Indemnified Party, in which case the Indemnified Party may consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

Section 4.5 Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price.

Section 4.6 Survival of Representations and Warranties and Covenants. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive for twelve (12) months following the Closing.

ARTICLE V – MISCELLANEOUS

Section 5.1 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party's obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 5.2 Expenses. Except as otherwise expressly set forth herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

Section 5.3 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee's day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee's day and time, and otherwise on the first business day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to Buyer, to:

GEH Sports LLC
[___________]
Attention: George Hall
Email:

with a copy to (which shall not constitute notice):

[___________]
[___________]
Attention:
Email:

if to Seller:

GlassBridge Enterprises, Inc.
411 East 57th Street, Suite 1A
New York, New York 10022
E-mail: dstrauss@glassbridge.com
Attention: Chief Executive Officer

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Lloyd L. Rothenberg, Esq.
Facsimile: (212) 656-1076
Email: lrothenberg@loeb.com

Section 5.4 Amendments; No Waivers; Remedies. Subject to applicable Law, this Agreement may be amended, modified and supplemented only by a written agreement between Buyer and Seller which states that it is intended to be a modification of this Agreement. Any failure of Seller, on the one hand, or Buyer, on the other hand, to comply with any obligation, covenant, agreement or condition in this Agreement may be expressly waived in writing by Buyer, on the one hand, and the Seller, on the other hand, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure by Seller or Buyer. Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

Section 5.5 Arms' length bargaining; no presumption against drafter. This Agreement has been negotiated at arms-length by parties of equal bargaining strength, each represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 5.6 Publicity. Except as required by law, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto.

Section 5.7 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

Section 5.8 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 5.9 Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, City of New York, State of New York, and any appellate court from any thereof. Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County, New York, for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each party hereto hereby waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 5.10 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE,

IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE.

Section 5.11 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

Section 5.12 Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade practice. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, warranty or agreement of any person in entering into this Agreement, prior or contemporaneous, except those expressly stated herein or therein.

Section 5.13 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the day and year first above written.

SELLER:

ADARA ENTERPRISES CORP.

By: ______________________
Name: Daniel Strauss
Title: President

BUYER:

GEH Sport, LLC

By: ______________________
Name: ______________________
Title: ______________________

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the day and year first above written.

SELLER:

ADARA ENTERPRISES CORP.

By:____________________________________
Name: Daniel Strauss
Title: President

BUYER:

GEH Sport, LLC

By: [signature]
Name: George Hall
Title: President

Schedule 2.5

Indebtedness

A promissory note, dated as of September 30, 2019, in the original principal amount of $9,000,000 and with a maturity date of September 30, 2026.

A promissory note, dated as of September 30, 2019, in the original principal amount of $4,000,000 and with a maturity date of September 30, 2026.